                                                                    EXHIBIT 4(g)


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                                PENNZOIL COMPANY

                                       AND

                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                                   As Trustee


                      ------------------------------------



                          Third Supplemental Indenture



                                  Providing for
            4.90% Exchangeable Senior Debentures Due August 15, 2008


                           Dated as of August 3, 1998



              Supplementing Indenture dated as of December 15, 1992

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



                  THIRD SUPPLEMENTAL INDENTURE, dated as of August 3, 1998 ("Third Supplemental Indenture") between PENNZOIL COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, incorporated and existing under the laws of the United States of America (formerly known as Texas Commerce Bank National Association), having its principal corporate trust office in the City of Houston, Texas (hereinafter called the "Trustee").

                  WHEREAS, the Company has executed and delivered its Indenture dated as of December 15, 1992 (hereinafter called the "Indenture"), to provide for the issue of one or more series of debt securities of the Company; and

                  WHEREAS, Section 901 of the Indenture authorizes the Company and the Trustee to enter into supplemental indentures to establish the form or terms of securities of any series as permitted by sections 201 and 301 of the Indenture; and

                  WHEREAS, to so provide for the establishment of such a series, the Company has authorized the execution of this Third Supplemental Indenture to the Indenture and has requested the Trustee to execute the Third Supplemental Indenture; and

                  WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, binding and legal instrument have been done and performed and the execution and delivery hereof have been in all respects duly authorized, including the delivery to the Trustee of the Opinion of Counsel referenced in Section 903 of the Indenture;

                  NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that the Company and the Trustee hereby covenant, declare and agree as follows:

                                   ARTICLE ONE

                  101. Third Series of Debentures.

                  There shall be a series of Securities (capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Indenture) designated "4.90% Exchangeable Senior Debentures Due August 15, 2008" (herein sometimes referred to as "Debentures"), and the form thereof, which shall be established by Board Resolution, shall contain suitable provisions with respect to the matters hereinafter in this Section 101 specified. Debentures shall mature on and bear interest and be limited in aggregate principal amount as to each maturity as set forth below:


            Aggregate                                          Interest
            Principal                                            Rate
             Amount                Maturity                    Per Annum
             ------                --------                    ---------
          $443,819,000          August 15, 2008                  4.90%

Debentures shall be issued as Registered Debentures in denominations of U.S. $1,000 or integral multiples thereof; interest on Debentures shall be payable semiannually on February 15 and August 15 of each year, commencing February 15, 1999. The Place of Payment with respect to the Debentures is Chase Bank of Texas, National Association, Corporate Trust Services, 1201 Main, 18th Floor, Dallas, Texas 75202.

                  102. Exchange or Transfer.

                  Upon any exchange or transfer of Debentures, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 305 of the Indenture, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of Debentures.

                  103. Redemption.

                  (a) The Debentures shall be subject to redemption upon not less than 30 nor more than 60 days' prior notice as provided in Sections 107 and 1104 of the Indenture at any time on or after August 15, 2000, in whole or from time to time in part, at the option of the Company, at the following redemption prices (expressed as a percentage of the principal amount at maturity) if redeemed during the 12-month period beginning August 15 of the following years:


                                                          Redemption
             Year                                            Price
             ----                                            -----
             2000.......................................  104.00%
             2001.......................................  103.50%
             2002.......................................  103.00%
             2003.......................................  102.50%
             2004.......................................  102.00%
             2005.......................................  101.50%
             2006.......................................  101.00%
             2007.......................................  100.50%

in each case together with accrued interest to the redemption date, provided, however, that, if any interest payment date on the Debentures is on or prior to the Redemption Date, such interest shall be payable to the Holders of such Debentures, registered as such, at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307 of the Indenture.

                  (b) Notice of intention to redeem the Debentures in whole or in part shall be given in accordance with Section 1104 of the Indenture.

                  104. Sinking Fund.

                  The Debentures shall not be entitled to the benefits of any sinking fund provisions.

                  105. Tax Matters.

                  (a) Subject to Section 105(c) hereof, in addition to the conditions set forth in Section 401 of the Indenture, the right of the Company to satisfy the Indenture to the extent set forth in Section 401 of the Indenture shall be subject to the condition that the Company has delivered to the Trustee an Opinion of Counsel (as defined in the Indenture) that the satisfaction and discharge pursuant to Section 401 of the Indenture will not cause the Holders of the Debentures to recognize income, gain or loss for United States federal income tax purposes.

                  (b) Subject to Section 105(c) hereof, in addition to the conditions set forth in Section 403 of the Indenture, the right of the Company to satisfy the Indenture with respect to the Debentures to the extent set forth in Section 403 of the Indenture shall be subject to the conditions that the Company shall have received from, or there shall have been published by, the United States Internal Revenue Service a ruling to the effect that the satisfaction and discharge to the extent set forth in Section 403 of the Indenture will not cause the Holders of the Debentures to recognize income, gain or loss for United States federal income tax purposes.

                  (c) Notwithstanding the satisfaction and discharge of the Indenture or with respect to the Debentures pursuant to Sections 105(a) and (b) hereof, the obligations of the Company under Article Two hereof shall survive until the Debentures are no longer Outstanding.

                  106. Issuance of Debentures.

                  Upon the delivery of this Third Supplemental Indenture, Debentures in the aggregate principal amount of $443,819,000 shall be issued and be Outstanding as provided in the Indenture.

                  107. Global Debentures.

                  The provisions of paragraphs (a), (b), (c) and (d) below shall apply only to Global Debentures:

                  (a) Each Global Debenture authenticated under the Indenture and this Third Supplemental Indenture shall be registered in the name of the Depository designated for such Global Debenture or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Third Supplemental Indenture.

                  (b) Notwithstanding any other provision in the Indenture or this Third Supplemental Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Debenture or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as



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



Depositary for such Global Debenture and the Company thereupon fails to appoint a successor depositary or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Debentures or (C) the Company in its sole discretion determines that such Global Debenture shall be so exchangeable or transferable.

                  (c) Subject to Section 107(b), upon issuance of Debentures in definitive registered certificated form, the Trustee shall register the Debentures in the name of, and cause the Debentures to be delivered to, the Person or Persons (or the nominee thereof) identified as the beneficial owners as the Depositary shall direct.

                  (d) Every Debenture authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Debenture or any portion thereof, whether pursuant to this Section, Section 304 or 306 of the Indenture or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Debenture, unless such Debenture is registered in the name of a Person other than the Depositary for such Global Debenture or a nominee thereof.

                  108. Form of Legend for Global Debentures.

                  Every Global Debenture authenticated and delivered hereunder shall bear a legend in substantially the following form:

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO PENNZOIL COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. (OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE THIRD SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A DEBENTURE REGISTERED, AND NO TRANSFER OF THIS DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE THIRD SUPPLEMENTAL INDENTURE.




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




                  109. Depositary. The Depositary with respect to any Global Debenture authenticated under the Indenture and this Third Supplemental Indenture shall be The Depository Trust Company or such other clearing agency registered under the Exchange Act that is designated by the Company to act as Depositary with respect to Debentures issued in the form of one or more Global Debentures.

                                   ARTICLE TWO

                  201. Right of Exchange.

                  Subject to and upon compliance with the provisions of this
Section 201, at the option of the Holder thereof, beginning August 3, 1998, any Debenture or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, may (unless the Company shall have elected, pursuant to Section 216 hereof, to pay to the Holder an amount in cash equal to the value of the Exchange Property, in which case the provisions of Section 216 hereof shall be followed), at any time on or before the close of business on August 15, 2008, or in the case of Debentures or portions thereof called for redemption in accordance with Section 1101 of the Indenture, on or before the close of business on the Business Day next preceding the Redemption Date, be exchanged for fully paid and nonassessable shares (calculated as to each exchange to the nearest 1/10,000 of a share) of Chevron Common Stock (as defined in Section 219 hereof) (or such other securities, property or cash as shall be added to such Chevron Common Stock or as such Chevron Common Stock shall have been changed into pursuant to this Article Two) at the Exchange Rate (as defined below) hereinafter provided.

                  The rate at which shares of Chevron Common Stock shall be deliverable upon exchange (herein called the "Exchange Rate") shall be initially
9.3283 shares of Chevron Common Stock for each $1,000 principal amount of Debentures exchanged. The Exchange Rate shall be subject to adjustment as provided in Sections 204, 205, 211 and 215 hereof.

                  202. Method of Exchange.

                  In order to exercise the right of exchange, the Holder shall surrender such Debenture to the Exchange Agent (as defined in Section 219 hereof) for exchange by delivering such Debenture to, or mailing such Debenture by registered mail, postage prepaid, addressed to the Exchange Agent at the office or agency of the Company, maintained for that purpose pursuant to Section 1002 of the Indenture, accompanied in each case by written notice to the Company and the Exchange Agent that the Holder elects to exchange such Debenture, or, if less than the entire principal amount of such Debenture is to be exchanged, the portion thereof to be exchanged.

                  The notices in the above paragraph shall also state the name or names (with address) in which the certificate or certificates for shares of Chevron Common Stock or, to the extent applicable, other Exchange Property which shall be issuable on such exchange shall be issued.



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



Debentures surrendered for exchange shall be accompanied (if so required by the Company or the Exchange Agent) by proper assignments thereof to the Company.

                  If the Company does not elect to deliver cash in lieu of Chevron Common Stock or other Exchange Property pursuant to Section 216 hereof, as promptly as practicable after the proper surrender of such Debenture for exchange as aforesaid (subject however to the following paragraph of this Section 202 and Section 216 hereof) and in accordance with the procedures set forth in the Exchange Agreement (as defined in Section 219 hereof), the Company shall or shall cause the Exchange Agent to deliver to such Holder, or on his written order a certificate or certificates for the number of whole shares of Chevron Common Stock and/or any other Exchange Property deliverable upon exchange of such Debenture (or specified portion thereof). In addition, provision shall be made for any fraction of a share as provided in Section 203 hereof and any payment of interest as provided by the following paragraph. Such exchange shall be deemed to have been effected immediately prior to the close of business on the date on which such Debenture shall have been properly surrendered for exchange as aforesaid, which shall be the date on which such Debenture and notice and any such required payment and assignment shall be received by the Exchange Agent, and at such time the rights of the Holder of such Debenture as a Debenture holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Chevron Common Stock or other Exchange Property shall be deliverable upon such exchange shall, as between such Person or Persons and the Company, be deemed to have become the Holder or Holders of record of the shares or other property represented thereby.

                  Upon any exchange of a Debenture pursuant to this Article Two
(i) if the Debenture to be exchanged has been called for redemption by the Company, the Holder shall receive accrued interest thereon through the date an exchange under this Section 202 is deemed effective and (ii) if the Debenture to be exchanged has not been called for redemption by the Company, the Holder shall not receive any payment of accrued and unpaid interest.

                  Delivery of such certificate or certificates and of any check for any cash or other Exchange Property may be delayed for a reasonable period of time at the request of the Company in order to effectuate the calculations of the adjustments pursuant to this Article Two, to obtain any certificate representing securities to be delivered, to complete any reapportionment of the shares of Chevron Common Stock or other Exchange Property apportioned thereto which is required by this Article Two or to comply with any applicable law. If, between the date an exchange under this Section 202 is deemed effected and the date of delivery of the applicable security or securities, such security or securities shall cease to have any or certain rights, or a record date or effective date of a transaction to which Section 204, 205 or 211 hereof applies shall occur, the Person entitled to receive such security or securities shall be entitled only to receive such security or securities as so modified and any dividends or proceeds received thereon on or after the date such exchange is deemed effected and none of the Company, the Trustee and the Exchange Agent shall be otherwise liable with respect to the modification of such security or securities, from the date such exchange is deemed effected and the date of such delivery.

                  Except as otherwise expressly provided in this Article Two, no payment or adjustment shall be made upon any exchange on account of any interest accrued on the Debentures surrendered for exchange or on account of any dividends on the Chevron Common Stock or other Exchange Property delivered upon such exchange; provided, however that interest accrued on any Debentures surrendered for exchange on or after any Regular Record Date and before any Interest Payment Date relating thereto shall be paid to, as applicable, the Holder of record as of such record date.

                  In the case of any Debenture which is exchanged in part only, upon such exchange the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a Debenture or Debentures of authorized denominations in principal amount equal to the unexchanged portion of such Debenture.

                  203. Fractional Interests.

                  No fractional shares of Chevron Common Stock (or any form of fractional interest in any other security or property which is part of the Exchange Property) shall be delivered upon exchanges of Debentures. If more than one Debenture shall be surrendered for exchange at one time by the same Holder, the number of whole shares (or other integral units of such other securities or property), which shall be delivered upon exchange shall be computed by the Company on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of any fractional share (or other fractional unit) which would otherwise be deliverable upon exchange of any Debenture or Debentures (or specified portions thereof), the Exchange Agent on behalf of the Company shall pay, on the date the exchange is deemed to be effected, a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price (as defined in Section 219 hereof) per share of the Chevron Common Stock (or per unit of such other security or property) on the Business Day next preceding the date the exchange is deemed to be effected. The Company shall authorize the Exchange Agent to obtain the funds necessary or anticipated by the Exchange Agent to be necessary, for payment of such fractional interests by the sale of shares of Chevron Common Stock (or other securities or property which are part of the Exchange Property) held by the Exchange Agent, provided that after such sale the number of shares of Chevron Common Stock (and of such other securities or property) held by the Exchange Agent shall be sufficient to permit the exchange of all Outstanding Debentures for Chevron Common Stock (and any other Exchange Property), on the basis of the Exchange Rate then in effect, in accordance with the provisions of this Article Two. The Company agrees to furnish or cause to be furnished to the Exchange Agent any additional funds required to permit such cash payments with respect to fractional interests.

                  204. Adjustment of Exchange Rate.

                  (a) In the event Chevron (as defined in Section 219 hereof) shall (i) pay a dividend on Chevron Common Stock in shares of Chevron Common Stock, (ii) subdivide the outstanding shares of Chevron Common Stock into a greater number of shares of Chevron Common Stock, (iii) combine outstanding shares of Chevron Common Stock into a smaller number of shares of Chevron Common Stock, or (iv) issue, by reclassification of shares of Chevron Common Stock, any shares of its common stock (which in any such case shall apply to the shares of Chevron Common Stock held by the Exchange Agent under the Exchange Agreement), the Exchange Rate in effect immediately prior thereto shall be proportionately adjusted so that the Holder of any Debentures thereafter surrendered for exchange shall be entitled (subject to Sections 215 and 216 hereof) to receive the number and kind of shares of Chevron Common Stock which such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Debentures been exchanged immediately prior to the record date (or if there is no record date, the effective date) of such event. Such adjustments shall be made whenever any of the events listed above shall occur and shall become effective as of immediately after the close of business on the record date in the case of a stock dividend and shall become effective as of immediately after the close of business on the effective date in the case of a subdivision or combination or reclassification. Any Holder surrendering any Debentures for exchange after such record date or such effective date, as the case may be, shall be entitled to receive shares of Chevron Common Stock at the Exchange Rate as so adjusted pursuant to this Section 204(a) (subject to Sections 215 and 216 hereof) and any other Exchange Property apportioned thereto.

                  (b) Notwithstanding the foregoing provisions, no adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease in such Exchange Rate of more than 1%, provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                  (c) All calculations under this Section 204 shall be made to the nearest 1/10,000 of a share.

                  (d) Whenever the Exchange Rate is adjusted as herein provided, the Company shall determine the adjusted Exchange Rate in accordance with this
Section 204 and shall prepare an Officer's Certificate setting forth such adjusted Exchange Rate and any cash or other property apportioned to the Chevron Common Stock and showing in detail the facts upon which such adjustment is based. Such certificate shall be conclusive evidence of the correctness of such adjustment. Such certificate shall forthwith be filed with the Exchange Agent and the Trustee, who may rely on such Officer's Certificate as conclusive evidence of the correctness of the adjustment. A notice stating that the Exchange Rate has been adjusted and setting forth the adjusted Exchange Rate and any cash or other property apportioned to the Chevron Common Stock shall, as soon as practicable, be mailed by or on behalf of the Company to the Holders of Debentures at their last addresses as they shall appear upon the Security Register.

                  205. Exchange Agreement.

                  (a) Simultaneously with the execution and delivery of this Indenture Supplement, the Company is entering into the Exchange Agreement with Chase Bank of Texas, National Association, a national banking association, incorporated and existing under the laws of the United States of America, as Exchange Agent, pursuant to which the Company is depositing with the

Exchange Agent 4,140,077 shares of Chevron Common Stock, which in the aggregate shall initially constitute the Exchange Property. The Exchange Agent shall be the exchange agent for the exchange of Debentures for Chevron Common Stock and other Exchange Property, if any, hereunder. The Company shall deposit with the Exchange Agent from time to time such additional number of shares of Chevron Common Stock not already held by the Exchange Agent as the Holders of all Outstanding Debentures shall from time to time be entitled to receive from the Exchange Agent pursuant to this Article Two upon exchange thereof.

                  (b) All cash received by the Exchange Agent as herein provided will be invested upon written request of the Company by the Exchange Agent from time to time as so requested by the Company pursuant to the Exchange Agreement. The Company shall be entitled to all cash dividends paid on the Exchange Property held by the Exchange Agent except to the extent that such dividends are paid pursuant to a plan of liquidation or partial liquidation or a recapitalization or restructuring or other extraordinary cash dividends, and to all interest payments on any debt securities included in the Exchange Property which Holders of Debentures may be entitled to receive on exchange hereunder; provided, that if the Exchange Agent shall receive any such cash dividends or interest to which the Company is entitled pursuant hereto, the Exchange Agent shall not be required to transfer to the Company any such dividends or interest to which the Company is entitled pursuant hereto until receipt of an Officers' Certificate to the effect that the Company is entitled to such dividends or interest pursuant hereto. The Company shall also be entitled to any interest or gain on investments made by the Exchange Agent pursuant to Section 11 of the Exchange Agreement, which shall be paid to the Company on demand as provided in the Exchange Agreement. Any loss on such investments shall be for the account of the Company and the amount thereof shall be reimbursed to the Exchange Agent by the Company. The Exchange Agent shall hold and apply as hereinafter provided all other dividends paid on the Exchange Property held by the Exchange Agent under the Exchange Agreement.

                  (c) In case there shall be, at any time while any Debentures are Outstanding, any distribution of cash, securities or other property on Exchange Property (other than (i) cash dividends to which the Company is entitled and interest paid on debt securities, as specified in paragraph (b) of this Section 205, (ii) dividends, subdivisions, combinations and reclassifications for which an adjustment in the Exchange Rate is made pursuant to Section 204 hereof and (iii) securities or other property received in a transaction to which Section 211 hereof applies) or in case there shall be granted with respect to any Exchange Property, any transferable subscription rights, options, warrants or other similar transferable rights, the Company shall, as soon as reasonably practicable after its receipt thereof, notify the Exchange Agent of such receipt and promptly, and in any event within five business days of the receipt thereof, deposit with the Exchange Agent all such securities and other property, including any transferable rights, pursuant to the Exchange Agreement, and concurrently with such deposit, shall (except as provided in the succeeding paragraph) instruct the Exchange Agent to sell all securities and other property so received by way of distribution and all rights for cash so distributed in such manner as the Company shall instruct in writing and shall apply the proceeds from the sale thereof as hereinafter provided. To the extent that the Company shall, within 10 days of its notification to the Exchange Agent of the Company's receipt of such cash, securities or other property, including any transferrable rights, furnish the Exchange Agent with an

Opinion of Counsel to the effect that such distribution or grant or the sale of the securities or other property received on such distribution or the rights received by such grant is taxable to the Company or the Exchange Agent and an Officers' Certificate as to the amount of federal, state and local tax payable by the Company and the Exchange Agent as a result of such distribution or grant and estimated to be payable as a result of such sale (computed by the Company at the highest marginal tax rates applicable to such transaction or transactions), the Exchange Agent shall pay to, or to the order of the Company, in the case of taxes payable by the Company, or itself, in the case of taxes payable by it, from the cash received in such distribution, if any, or cash apportioned to Chevron Common Stock hereunder or from the net cash proceeds received from such sale, the amount of such tax as so computed by the Company. In the case of taxes estimated to be payable as a result of such sale, the Company shall deliver an Officers' Certificate within 10 days after completion of such sale stating the actual taxes payable as so computed and appropriate adjustment of such payments shall thereupon be made. The remaining portion of such cash received, if any, and net cash proceeds shall be apportioned equally among the Exchange Property for which outstanding Debentures are exchangeable as of immediately after the close of business on the record date for. the distribution or grant to which this paragraph (c) applies, or, if there is no such record date, the effective date of such distribution or grant. Any Holder surrendering any Debentures after such record date, or such effective date, as the case may be, shall be entitled to receive, in addition to the Exchange Property for which such Debentures are exchangeable and any cash theretofore apportioned hereunder, the amount of cash so apportioned to such shares of Chevron Common Stock.

                  Notwithstanding the foregoing, however, in the event of any such distribution of securities or other property, including transferable rights, which is convertible, without payment of consideration, into Exchange Property, and which right of conversion does not expire before the retirement of such securities or other property, the Company shall, after any sale required for payment of any taxes owed by the Company, or the Exchange Agent, as provided in the preceding paragraph, instruct the Exchange Agent to retain and hold all such securities and other property as additional Exchange Property for apportionment equally among other Exchange Property for which Debentures are exchangeable as of immediately after the close of business on the record date for the distribution or grant to which this Section 205 applies, or, if there is no such record date, the effective date of such distribution or grant; provided, however, that if the amount of cash deliverable to the holders of such securities or other property, including transferable rights, for each unit of such securities or other property upon the retirement thereof is less than the average of the high and low reported public sales prices for each such unit for the seven Business Days preceding the date 15 Business Days prior to the date of their retirement the Exchange Agent shall sell all such securities and other property prior to the third Business Day prior to the date of their retirement and, after the payment, from the net proceeds received from such sale by the Exchange Agent, of any taxes incurred by the Exchange Agent or the Company in connection with such sale, the remaining cash proceeds of such sale shall be apportioned equally among the Exchange Property for which Outstanding Debentures are exchangeable as of the Business Day following the day such sale is concluded.

                  In the event that a distribution or grant of cash, securities or other property on Exchange Property shall be effected as contemplated by the two immediately preceding paragraphs, a notice stating that such distribution or grant has occurred and setting forth the additional cash, securities or other property on the Exchange Property shall as soon as practicable be mailed by or on behalf of the Company to the Holders of Debentures at their last addresses as they appear upon the Security Register.

                  In case there shall be, at any time while any Debentures are outstanding, any distribution or grant to holders of Chevron Common Stock (or other Exchange Property), including the Company (with respect to any Exchange Property held by the Exchange Agent), of any nontransferable subscription rights, options, warrants or other similar nontransferable rights that shall, by the terms of such rights, permit the Company to distribute such rights to the Holders of Debentures, then the Company and the Exchange Agent shall cause such rights to be distributed to the Holders of record of Debentures shown on the Security Register as of immediately after the close of business on the record date (and if there is no record date, the close of business on the effective date) for such distribution or grant; provided, however, that if the Company shall furnish the Exchange Agent with an Opinion of Counsel to the effect that such distribution or grant, or such distribution by the Company or the Exchange Agent to Holders of Debentures, is taxable to the Company or the Exchange Agent and an Officer's Certificate as to the amount of federal, state and local tax payable by the Company and the Exchange Agent as a result of such distribution or grant, the Exchange Agent shall to the extent legally permissible sell for cash in such manner as the Company shall instruct in writing such of the rights as shall be sufficient to provide to the Company and the Exchange Agent a cash payment equal to the amount of taxes payable by the Company and the Exchange Agent, respectively, arising from such distribution or grant (as computed by the Company at the highest marginal tax rates applicable to such transaction or transactions and any sale of such rights or, if such sale is not permissible or the proceeds thereof are not sufficient, the Exchange Agent shall cause an amount of cash held for exchange by the Exchange Agent (if any) and, if such cash is not sufficient for the applicable tax payments, an amount of Exchange Property, to be segregated for the benefit of or delivered to the Company. The remaining Exchange Property held by the Exchange Agent shall be proportionately adjusted so as to be apportioned equally to the Debentures outstanding as of immediately after the close of business on the record date for the distribution or grant to which this paragraph applies, or, if there is no such record date, immediately after the close of business on the effective date of such distribution or grant. Any Holder surrendering any Debentures after such record date, or such effective date, as the case may be, shall be entitled to receive any Exchange Property apportioned thereto as so adjusted pursuant to this paragraph.

                  (d) In the event of any reduction of the principal amount of Debentures Outstanding (other than as a result of surrender for exchange for Exchange Property pursuant to this Article Two), as evidenced by the delivery to the Trustee by the Company of Debentures for cancellation, the Company shall be entitled to the kind and amount of Exchange Property as shall at the time be in excess of the kind and amount of Exchange Property which would be required for the exchange of all Debentures then Outstanding for the Exchange Property on the basis of the then Exchange Rate and the other terms and provisions of this Article Two and the Exchange Agreement.

Upon expiration of the right to surrender Debentures for exchange pursuant to this Article Two and the Exchange Agreement and when all other obligations of the Company shall have been satisfied under this Article Two and the Exchange Agreement, the Company's obligation to exchange Debentures for Exchange Property shall be terminated.

                  (e) The Exchange Agent shall not make any distribution of Exchange Property to the Company prior to the receipt by the Exchange Agent from the Company of an Officers' Certificate to the effect that no Event of Default exists hereunder and no event or condition which with notice or lapse of time or both would become such an Event of Default and which states in detail the basis asserted by the Company for such distribution.

                  (f) The Company shall be entitled to any net income or gain resulting from investments of cash made by the Exchange Agent pursuant to the Exchange Agreement and shall reimburse the Exchange Agent for any losses realized in respect of such investments.

                  (g) The Company shall have the full and unqualified right and power to exercise any rights to vote, or to give consents or take any other action in respect of, the Chevron Common Stock or any other securities included in the Exchange Property at any time held by the Exchange Agent, and the Exchange Agent shall have no duty to exercise any such rights. The Company shall not be liable to any Holder as a result of any vote, or failure to vote, consent or failure to consent, or any other act or failure to act taken by the Company in respect of the Chevron Common Stock or any other securities included in the Exchange Property.

                  (h) The obligations, covenants and agreements contained in the Exchange Agreement shall not constitute obligations, covenants or agreements contained in the Indenture, this Third Supplemental Indenture or any of the Debentures and neither the failure by the Company to observe any obligation, covenant or agreement contained in the Exchange Agreement (unless such obligation, covenant or agreement shall also be contained in this Third Supplemental Indenture) nor the failure of the Exchange Agent to fulfill any obligations, agreements or covenants set forth therein shall constitute (with or without the giving of notice, the passage of time or both) an Event of Default; provided, however, that nothing in this paragraph shall impair the right of a Holder to receive the Exchange Property apportioned to such Holder's Debentures in exchange for such Debentures in accordance with the terms and conditions of this Article Two, and nothing in this paragraph shall impair the rights and remedies of the Trustee and the Holders under Article Five of the Indenture with respect to a failure by the Company to observe its express agreements and covenants to cause the exchange of Debentures actually surrendered for exchange pursuant to this Article Two for Exchange Property apportioned thereto in accordance with the terms and conditions of this Article Two.

                  206. Company to Give Notice of Certain Events.

                  If at any time:

                  (a) Chevron shall declare a dividend (or any other distribution) on the Chevron Common Stock which the Exchange Agent would be required to apply for the benefit of the Holders of the Debentures in accordance with Section 205 hereof; or

                  (b) Chevron shall authorize the granting of subscription rights, options, warrants or other similar rights to holders of Chevron Common Stock; or

                  (c) there shall occur any reclassification of Chevron Common Stock (other than a subdivision or combination of outstanding shares of Chevron Common Stock) or any consolidation or merger to which Chevron is a party and for which approval of any stockholders of Chevron is required, or the sale or transfer of all or substantially all of the assets of Chevron; or

                  (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of Chevron;

then the Company shall as promptly as practicable cause to be filed at the office or agency maintained pursuant to Section 1002 of the Indenture and cause to be mailed to the Holders of Debentures at their last addresses as they shall appear upon the Security Register a notice stating (x) the date, if known by the Company, on which a record is to be taken for the purpose of such dividend, distribution or grant of rights, or, if a record is not to be taken, the date as of which the holders of Chevron Common Stock of record to be entitled to such dividend or distribution or grant of rights are to be determined, or (y) the date, if known by the Company, on which such reclassification, merger, consolidation, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Chevron Common Stock of record shall be entitled to exchange their shares of Chevron Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                  207. Covenants by the Company.

                  So long as any Debentures shall be Outstanding and exchangeable for Chevron Common Stock or other Exchange Property pursuant to this Article Two, the Company shall (i) preserve unimpaired the right of each Holder of Debentures, upon exchange thereof, to receive shares of Chevron Common Stock or other Exchange Property as such Holder shall from time to time be entitled to receive in accordance with the provisions of this Article Two, and
(ii) not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, the Exchange Property.

                  208. Transfer Taxes.

                  The Company will pay any and all taxes that may be payable in respect of the transfer and delivery of shares of Chevron Common Stock (or other securities included in the Exchange Property) pursuant hereto, other than income, capital gains and similar taxes imposed on any Holder by reason of exchange of Debentures for Exchange Property; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the delivery, upon an exchange of Debentures, of shares of Chevron Common Stock (or other securities included in the Exchange Property) in a name other than that in which the Debentures so exchanged were registered, and no such transfer shall be made unless and until the Person requesting such transfer has paid to the Company or the Exchange Agent the amount of any such tax, or has established to the satisfaction of the Company and the Exchange Agent that such tax has been paid.

                  209. Fully Paid Shares.

                  The Company warrants and covenants that all shares of Chevron Common Stock delivered upon the exchange of Debentures will be fully paid and nonassessable and that each Holder of Debentures who receives shares of Chevron Common Stock or other Exchange Property in exchange for his Debentures pursuant to this Article Two will receive valid and marketable title to such Exchange Property, free and clear of all claims, liens and encumbrances (other than those that may be created or suffered to exist by such Holder). Except as provided in
Section 208 hereof, the Company will pay all taxes, liens and charges with respect to the delivery of Exchange Property in exchange for Debentures hereunder.

                  210. Cancellation of Debentures.

                  All Debentures delivered for exchange shall be delivered by the Exchange Agent to the Trustee and be canceled by the Trustee, and the Trustee shall dispose of the same as provided in Section 309 of the Indenture.

                  211. Merger of Chevron

                  In case of any consolidation or merger of Chevron with or into any other Person that results in shares of Chevron Common Stock, as constituted prior to the consummation of such transaction, being converted into other securities and/or property (including cash), or in case of any sale or transfer of all or substantially all of the assets of Chevron (if in connection with such sale or transfer holders of Chevron Common Stock receive other securities and/or property including cash, in exchange for their shares of Chevron Common Stock), or of any voluntary or involuntary dissolution, liquidation or winding-up of Chevron, the Company shall execute and deliver to the Trustee a supplemental indenture, and to the Exchange Agent a supplement to the Exchange Agreement, each providing that the Holder of each Debenture then Outstanding shall have the right thereafter (subject to Sections 215 and 216 hereof) to exchange such Debenture (i) for the kind and amount of securities and other property receivable upon such consolidation, merger, sale, transfer, dissolution, liquidation or winding-up by a holder of the number of shares of Chevron Common

Stock for which such Debenture was exchangeable immediately prior to such consolidation, merger, sale, transfer, dissolution, liquidation or winding up and (ii) the kind and amount of securities (other than Chevron Common Stock) and other Exchange Property for which such Debenture was exchangeable immediately prior to such consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Such supplemental indenture shall provide for adjustments and rights to receive and retain dividends or their equivalents, which shall be as nearly equivalent as may be practicable to the adjustments and rights to receive and retain dividends or their equivalents provided for in this Article Two. The above provisions of this Section 211 shall similarly apply to any successive consolidation, merger, sale, transfers, dissolution, liquidation or winding-up.

                  Notice of such supplemental indenture shall as soon as practicable be filed with the Exchange Agent and mailed by or on behalf of the Company to the Holders of Debentures at their last addresses as they shall appear on the Security Register.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property or cash receivable by the Debenture holders upon the exchange of their Debentures as herein provided after any such consolidation, merger, sale, transfer, dissolution, liquidation or winding up or to any adjustment to be made with respect thereto.

                  212. Certain Tender or Exchange Offers for Exchange Property.

                  In the event of a tender offer or exchange offer for any class of securities included within the Exchange Property (i) if the Company owns shares of such class which are not subject to the Exchange Agreement, the Company will cause the Exchange Agent to tender such shares of such class in the same proportion that the Company tenders its securities in such class which are not subject to the Exchange Agreement, and (ii) if the Company does not own securities of a class which are subject to the Exchange Agreement, the Company may, at its option and in its sole discretion, elect to cause the Exchange Agent to tender all or any portion or none of such class of security included within the Exchange Property held by the Exchange Agent. The proceeds of the sale of any such Exchange Property pursuant to any such tender or exchange offer will be held by the Exchange Agent for the benefit of Holders as provided in this Third Supplemental Indenture.

                  213. Obligations of Trustee and Exchange Agent.

                  Subject to the provisions of Section 601 of the Indenture, neither the Trustee nor the Exchange Agent shall at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor the Exchange Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Exchange Property which may at any time be issued or delivered upon the exchange of any Debenture or the market conditions existing at the time of sale of any Exchange Property; and neither the Trustee nor the Exchange Agent makes any representation with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible, for any failure of the Company to transfer or deliver any Exchange Property or certificates or other evidence thereof to the Exchange Agent as provided herein, or subject to the provisions of Section 601 of the Indenture and the obligations assumed under the Exchange Agreement, to comply with any of the covenants of the Company contained in this Article Two.

                  214. Exchange Arrangements in Case of Redemption.

                  In connection with any redemption of Debentures, the Company may arrange for the purchase and exchange of Exchange Property of all or any part of such Debentures by an arrangement with one or more investment bankers or other purchasers to purchase such Debentures by paying to the Holders thereof, or to the Trustee in trust for such Holders, on or before the close of business on the Business Day next preceding the Redemption Date, an amount not less than the applicable Redemption Price of the Debentures to be purchased, plus interest accrued to the Redemption Date. Notwithstanding anything to the contrary contained in Article Eleven of the Indenture, the obligation of the Company to pay the Redemption Price of such Debentures, plus interest accrued to the Redemption Date, shall be satisfied and discharged to the extent such amount is so paid by such purchasers. Any Debentures to be purchased pursuant to such agreement which are not presented for redemption or not duly surrendered for exchange by the Holders thereof shall be deemed acquired by such purchasers from the Holders and surrendered by such purchasers for exchange, all as of immediately prior to the close of business on the Business Day next preceding the Redemption Date, subject to payment of the above amount as aforesaid. Notwithstanding anything to the contrary contained in this Article Two, in the event that any Debentures subject to such agreement are surrendered for exchange (other than by the purchasers) by the close of business on the Business Day next preceding the Redemption Date, the amounts so paid to the Trustee in trust for the Holders of the Debentures so surrendered for exchange shall be returned to such purchasers.

                  215. Tax Adjustments in Exchange Rate.

                  If an event shall occur which causes the Exchange Rate to be subject to adjustment pursuant to Section 204 hereof, or a merger, consolidation or sale or transfer of assets or of any voluntary or involuntary dissolution, liquidation or winding up of Chevron shall occur requiring a supplemental indenture under Section 211 hereof, and if, within ten days after the effective date of such transaction, the Company shall furnish the Exchange Agent with an Opinion of Counsel to the effect that such transaction is taxable to the Company or the Exchange Agent and an Officers' Certificate as to the amount of federal, state and local tax payable by the Company or the Exchange Agent as a result of such transaction (computed by the Company at the marginal tax rate applicable to such transaction), the Exchange Agent shall pay to, or to the order of, the Company, in the case of taxes payable by the Company, or itself, in the case of taxes payable by it, the cash held by it and apportioned or to be apportioned to the Exchange Property for which Outstanding Debentures are exchangeable, up to the amount of such taxes. In the event that the cash held by the Exchange Agent and so apportioned or to be apportioned is insufficient to pay to the Company or the Exchange Agent the amount of such taxes, the Exchange Agent shall, as soon as reasonably practicable and to the extent legally permissible, sell in accordance with written instructions received by the Company, or if no such instructions are received, as determined by the Exchange Agent, such Exchange Property (including any securities or other property included therein) as may be necessary to pay, from the proceeds thereof after payment of any taxes by the Company or the Exchange Agent on such sale, the amount of any such insufficiency. The Exchange Agent shall notify the Company and the Trustee of any such sale and the Exchange Property sold. Following payment of all necessary amounts to the Company or the Exchange Agent, such Exchange Property held by the Exchange Agent and any cash apportioned thereto shall be proportionately adjusted so as to be apportioned equally to the Debentures Outstanding as of immediately after the close of business on the record date or the effective date for the transaction to which this Section 215 applies (as shall be specified in Section 204 or 211 hereof, whichever is applicable). Any Holder surrendering any Debentures after such record date, or such effective date, as the case may be, shall be, entitled to receive the Exchange Property and any cash apportioned thereto as so adjusted pursuant to this paragraph. If this Section 215 shall apply to a transaction and the sale by the Company of the consideration receivable therein shall not be legally permissible and the amount of cash apportioned to the Exchange Property shall not be sufficient to pay all taxes payable by the Company or the Exchange Agent which arise from such transaction, the Company may direct the Exchange Agent to segregate for the benefit of the Company or the Exchange Agent (as the case may be) or deliver to the Company or the Exchange Agent (as the case may be) an amount of Exchange Property theretofore held by the Exchange Agent for exchange of Debentures having a Market Value equal to the unsatisfied portion of the tax payable by the Company or the Exchange Agent (as the case may be) with respect to such transaction including any tax payable upon the delivery or sale thereof in order to satisfy the aforementioned tax, and the Exchange Property shall thereafter be solely for the account of the Company or the Exchange Agent (as the case may be) and Holders of Debentures shall have no rights thereto.

                  In the event that an Opinion of Counsel given pursuant to this Third Supplemental Indenture concludes that whether taxes are payable by the Company or the Exchange Agent is uncertain under the then state of the law or facts or both, the Company shall have the option of requesting the Exchange Agent to segregate the amount of funds that would be payable (or securities or other property in lieu thereof), if such taxes were deemed payable, together with the amount estimated in good faith to be the reasonable costs and expenses (including attorneys' fees) of obtaining a determination as set forth below. The Holders shall have no rights to such funds or securities or other property, which shall be held by the Exchange Agent for the Company (or itself, as the case may be), the Exchange Property and any cash apportioned thereto deliverable upon exchange of Debentures pursuant to this Article Two shall be reapportioned as though such segregated amounts had been paid to the Company or the Exchange Agent for such taxes, and any Holder surrendering any Debenture after the record or effective date of the applicable transaction giving rise to an adjustment pursuant to this Section 215 shall be entitled to receive only such Exchange Property and any cash apportioned thereto upon exchange of Debentures pursuant to this Article Two as so reapportioned. The Company shall thereupon in good faith seek an appropriate determination from the appropriate agencies and, if judged necessary by the Company in good faith, from appropriate courts, as to whether taxes are so payable. If an appropriate determination is made that such taxes are so payable, then the Exchange Agent shall immediately pay the funds or deliver the securities or other property so segregated to the Company (or, if taxes are payable by the

Exchange Agent, retain such funds or securities or other property for itself), and if an appropriate determination is made that such taxes are not payable or an amount of tax is payable which is less than the amount of funds or property so segregated, then the Exchange Agent, after paying to the Company (or itself, as the case may be) out of such funds or securities or other property the reasonable expenses and costs (including attorneys' fees) of obtaining such determination (and any taxes so payable), shall apportion such remaining funds or securities or other property which had been so segregated among the Exchange Property and cash apportioned thereto as of immediately after the close of business on the record date or the effective date of such transaction giving rise to an adjustment pursuant to Section 204 or 211 hereof, whichever is applicable. If any Debenture has been exchanged on or after such record date or such effective date, as the case may be, and before a determination is made that no taxes are payable or an amount of tax is payable which is less than the amount of funds or securities or other property so segregated, the Company to the extent not previously delivered, shall deliver such Exchange Property and any cash apportioned thereto as reapportioned following such determination, to the person to which and in the manner in which the other proceeds of the exchange of such Debenture were delivered.

                  216. Cash Equivalent.

                  Notwithstanding any other provisions in this Article Two, in lieu of delivering certificates representing shares of Chevron Common Stock or other Exchange Property in exchange for Debentures surrendered in accordance with Section 202 hereof, the Company may, at the Company's option, pay to the Holder surrendering such Debentures an amount in cash equal to the value of the Exchange Property for which such Debentures are exchangeable (based on the Market Price on the date of receipt by the Company of the notice of exchange delivered by such Holder pursuant to Section 202 hereof). Prior to so directing the Exchange Agent to make any such cash payment, the Company shall deposit with the Exchange Agent the cash so payable.

                  217. Repurchase Rights.

                  In the event that the Company obtains or otherwise releases any Chevron Common Stock or other Exchange Property in any manner otherwise than as contemplated by Section 218 hereof, each Holder will have the right ("Repurchase Right"), at such Holder's option, to require the Company to repurchase all of such Holder's Debentures, or a portion thereof which is $1,000 or any integral multiple thereof, in the manner and at the price described below.

                  Promptly (and in any event within 10 days) after the Company has obtained or released any Chevron Common Stock or any other Exchange Property in any manner otherwise than as contemplated by Section 218 hereof, the Exchange Agent will mail to all Holders of record of the Debentures a notice thereof and the Repurchase Right arising as a result thereof (a "Repurchase Notice"). To exercise the Repurchase Right, a Holder of Debentures must deliver on or before the fifteenth day after the date of the Repurchase Notice irrevocable written notice to the Exchange Agent of the Holder's exercise of such right, together with the Debentures with respect to which the right is being exercised, duly endorsed for transfer.

                  On the date ("Repurchase Date") that is 30 days after the date of the Repurchase Notice, the Company will be required to repurchase all Debentures in respect of which the Repurchase Right has been exercised at the following price: (i) if the date on which the Company's obtaining or release of Exchange Property in a manner not contemplated by Section 218 hereof first occurs (the "Triggering Date") is before August 15, 2000, the product of (a) 120% and (b) the greater of the principal amount of such Debentures (plus accrued and unpaid interest, if any, to the Repurchase Date) and the Market Price of the Exchange Property deliverable in exchange for such Debentures on the Triggering Date (or if such date is not a Business Day, on the next succeeding Business Day); and (h) if the Triggering Date occurs on or after August 15, 2000, the greater of (a) the redemption price specified in Section 103 hereof on the Triggering Date and (b) the Market Price of the Exchange Property deliverable in exchange for such Debentures on the Triggering Date (or if such date is not a Business Day, on the next succeeding Business Day).

                  The obligation of the Company to deliver Exchange Property (or cash in lieu thereof) in exchange for Debentures shall survive and continue to apply in full force and effect following and notwithstanding the occurrence of any event triggering a Repurchase Right. Failure by the Company to exchange Debentures in accordance with this Third Supplemental Indenture or to repurchase Debentures upon valid exercise of a Repurchase Right will constitute an Event of Default with respect to the Debentures pursuant to Section 501(7) of the Indenture, and Holders of Debentures will have the remedies provided for in the Indenture, including acceleration of the indebtedness evidenced by the Debentures, in the event of any such failure.

                  If an offer is made to repurchase Debentures in connection with a Repurchase Right, the Company will comply with all tender offer rules, including but not limited to Sections 13(e) and 14(e) under the Exchange Act and Rules 13e-1 and 14e-1 thereunder, to the extent applicable to such offer.

                  218. Withdrawals of Exchange Property. The Company shall be entitled, out of the Exchange Property held by the Exchange Agent, to such kind and quantity of Exchange Property and such amount of any cash (the investments contemplated by Section 205 hereof being deemed for these purposes to be cash and to be valued at their outstanding principal balance) and other Exchange Property as shall be in excess of the quantity of Exchange Property held by the Exchange Agent that would be deliverable by the Exchange Agent upon the exchange of all Debentures then outstanding, and such excess shall be held by the Exchange Agent for the account of the Company and, upon delivery of the Officers' Certificate provided for in the following sentence, released to the Company upon demand. Upon demand of any withdrawal of Exchange Property from the Exchange Agent, the Company shall deliver to the Trustee an Officers' Certificate (and a copy thereof to the Exchange Agent) which shall state (i) the principal amount of Debentures then outstanding and the kind and amount of Exchange Property required for delivery to the Holders thereof upon exchange,
(ii) that the withdrawal of the kind and amount of Exchange Property referred to in such demand is permitted by the provisions of this Third Supplemental Indenture and (iii) that the Exchange Property so to be withdrawn would not be deliverable upon exchange of all Debentures then outstanding. In delivering such certificate, the Company may rely on information furnished to it by the Exchange Agent as to the kind and amount of Exchange Property held by it and the kind and amount thereof previously delivered to Holders of Debentures.

                  219. Certain Definitions. All terms used but not defined in this Third Supplemental Indenture that are defined in the Indenture shall have the meanings specified in the Indenture unless the context otherwise requires. As used in this Third Supplemental Indenture, the following terms shall have the following meanings:

                  "Chevron" means Chevron Corporation, a Delaware corporation.

                  "Chevron Common Stock" means the common stock of Chevron of the class authorized and designated as common stock, par value $3.00 per share, as such common stock may be changed or reclassified from time to time.

                  "Exchange Act" means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

                  "Exchange Agent" means Chase Bank of Texas, National Association, Exchange Agent under the Exchange Agreement, until a successor Exchange Agent shall have become such pursuant to the provisions of Section 16 of the Exchange Agreement, and thereafter "Exchange Agent" shall mean such successor Exchange Agent thereunder and from time to time any subsequent successor pursuant to such provisions.

                  "Exchange Agreement" means the Exchange Agent Agreement entered into pursuant to the provisions of Section 205 hereof, as the same may be supplemented and amended from time to time.

                  "Exchange Property" means initially the aggregate of the 4,140,077 shares of Chevron Common Stock delivered to the Exchange Agent by the Company pursuant to the Exchange Agreement simultaneously with the execution and delivery of this Third Supplemental Indenture, and thereafter means the securities, cash and other property, if any, which at the time are deliverable upon surrender of the Debentures for exchange in accordance with Article Two of this Third Supplemental Indenture.

                  "Global Debenture" means a Debenture that evidences all or part of the Debentures and bears the legend set forth in Section 108 hereof.

                  "Market Price" means, when used with respect to any security as of any date, (i) if such security is not then listed or admitted to trading on any national securities exchange registered under the Exchange Act, the average of the high bid and low asked prices in the over-the-counter market on such date as reported by the National Association of Securities Dealers Automated Quotation System or (ii) if such security is then listed or admitted to trading on any such national securities exchange, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way on such date, in each case on the principal national securities exchange on which such security is then listed or admitted to trading, or (iii) if such prices are not available on such date, the market value of such security on such date determined in such manner as shall be satisfactory to the Exchange Agent, which shall be entitled to rely for such purposes on the advice of any firm of investment bankers or security dealers having familiarity with such security. "Market Price" means, when used with respect to any property (other than any security) as of any date, the market value of such property on such date determined in such manner as shall be satisfactory to the Exchange Agent, which shall be entitled to rely for such purposes on the advice of any firm of investment bankers having familiarity with such property.

                                  ARTICLE THREE

                  301. Acceptance of Trust.

                  The Trustee accepts the trust hereby created and agrees to perform the same upon the terms and conditions herein and in the Indenture set forth.

                  302. Trustee Not Responsible for Validity, Due Execution or Recitals.

                  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or the due execution thereof by the Company or for or in respect of the recitals herein contained, all such recitals being made by the Company solely.

                  303. Counterparts.

                  This Third Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, PENNZOIL COMPANY, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by a Group Vice President, for and on its behalf, in the City of Houston, Texas and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by a Vice President, for and on its behalf, in the City of Houston, Texas, all as of the _____ day of August, 1998.

                                       PENNZOIL COMPANY



                                       By:
                                          --------------------------------------
                                            Bruce K. Misamore
                                            Vice President and Treasurer


                                       CHASE BANK OF TEXAS,
                                       NATIONAL ASSOCIATION,
                                       As Trustee



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                            Authorized Officer

STATE OF TEXAS                  )
                                )
COUNTY OF HARRIS                )

                  BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared Bruce K. Misamore, Vice President and Treasurer of Pennzoil Company, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed, in the capacity therein set forth and as the act and deed of said association.

                  GIVEN UNDER MY HAND AND SEAL of office, this the _____ day of August, 1998.



                                       -----------------------------------------
                                       Notary Public

STATE OF TEXAS                  )
                                )
COUNTY OF HARRIS                )

                  BEFORE ME, the undersigned authority, a Notary Public, on this day personally appeared __________________ of Chase Bank of Texas, National Association, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes therein expressed, in the capacity therein set forth and as the act and deed of said association.

                  GIVEN UNDER MY HAND AND SEAL of office, this the _____ day of August, 1998.



                                       -----------------------------------------
                                       Notary Public